UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 21, 2024
EHEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13620 RANCH ROAD 620 N, SUITE A250
AUSTIN, TX 78717
(Address of principal executive offices)    (Zip Code)

(737) 248-2340
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EHTH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2024, the Board of Directors (the “Board”) of eHealth, Inc. (the “Company”) appointed Prama Bhatt as a member of the Board, effective as of September 24, 2024. Ms. Bhatt will serve as a Class II director, with a term expiring at the Company’s 2026 annual meeting of stockholders. Ms. Bhatt was also appointed to the Board’s Audit Committee and Government and Regulatory Affairs Committee. In connection with her appointment to the Board, the Company increased the size of the Board from eight to nine, effective as of September 24, 2024.

No arrangement or understanding exists between Ms. Bhatt and any other person pursuant to which she was appointed as a director. There are no family relationships between Ms. Bhatt and any director or executive officer of the Company that require disclosure under Item 401(d) of Regulation S-K. Furthermore, there are no transactions between Ms. Bhatt or any member of her immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, that require disclosure under Item 404(a) of Regulation S-K.

On September 24, 2024, in connection with her appointment to the Board as a non-employee director and in accordance with the Company’s outside director compensation policy, Ms. Bhatt received a grant of time-based restricted stock units with a value of $175,000, based on the 20-day volume-weighted average trading price of shares of the Company’s common stock prior to the date of grant. The restricted stock units vest annually in three equal installments over three years from the date of grant, subject to Ms. Bhatt’s continued service with the Company. Ms. Bhatt will also receive pro rata portions of the current $75,000, $10,000 and $5,000 annual cash retainer amounts that the Company pays to non-employee directors for service as a director and as a member of the Board’s Audit Committee and Government and Regulatory Affairs Committee, respectively.

Item 7.01	Regulation FD Disclosure.

On September 24, 2024, the Company issued a press release announcing Ms. Bhatt’s appointment. A copy of such press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Except as shall be expressly set forth by specific reference in such filing, the information contained herein and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of eHealth, Inc. dated September 24, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eHealth, Inc.
Date:	September 24, 2024	/s/ Gavin G. Galimi
Gavin G. Galimi SVP, General Counsel and Corporate Secretary